AMENDMENT TO ACCOUNT PURCHASE AGREEMENT
AND OTHER DOCUMENTS

This AMENDMENT TO ACCOUNT PURCHASE AGREEMENT AND OTHER DOCUMENTS (this “Amendment”) is entered into, effective as of June 13, 2013, by and between ACCOUNTABILITIES, INC. (“Customer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFBC”).

WHEREAS, Customer and WFBC have entered into certain accounts purchase arrangements pursuant to that certain Account Purchase Agreement, dated as of June 13, 2013 (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Account Purchase Agreement”), between Customer and WFBC, and certain other instruments, agreements and documents executed and/or delivered in connection therewith (all such instruments, agreements and documents, as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, together with the Account Purchase Agreement, collectively, the “Documents”);

WHEREAS, effective June 13, 2013,  WFBC will implement the Receivables Financing System, an internet-based system for the management of the accounts purchase arrangements between Customer and WFBC;

WHEREAS, the implementation of the Receivables Financing System requires certain modifications to the Account Purchase Agreement; and

WHEREAS, Customer and WFBC have agreed to amend and modify certain provisions of Account Purchase Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Account Purchase Agreement.
2.

Amendment to Agreements.  Under the Receivables Financing System, WFBC will implement modifications to certain accounting methods and operational procedures for various matters, including, without limitation, matters pertaining to the payment of the purchase price for Acceptable Accounts, the application of the proceeds of Acceptable Accounts, the accounting of the Collected Reserve Account and the calculation of the WFBC Discount.

(a)

Acceptable Accounts and the Collected Reserve Account.  Notwithstanding anything to the contrary set forth in the Account Purchase Agreement or in any other Document, from and after June 13, 2013 (the “Amendment Effective Date”):

(1)	All amounts payable to Customer under the Account Purchase Agreement shall be paid by WFBC crediting such amounts to the Collected Reserve Account.

(2)

From time to time, the Collected Reserve Account may reflect a credit balance if the aggregate amounts funded by WFBC to the Collected Reserve Account, including for the purchase of Acceptable Accounts and amounts collected in respect of an Account, less any reserves established by WFBC, in its sole discretion, exceed the aggregate amount of funds drawn by or paid to Customer from the Collected Reserve Account (such credit balance, if any, the “Available Amount”).  The Available Amount shall constitute part of the Collateral, and absent the occurrence of an Event of Termination, such Available Amount may be made available to Customer, in WFBC’s discretion, upon Customer’s written request.

(b)

Calculation of the WFBC Discount.  Notwithstanding anything to the contrary set forth in the Account Purchase Agreement or in any other Document, from and after the Amendment Effective Date, the WFBC Discount shall be calculated daily based upon the aggregate outstanding Acceptable Accounts minus the Available Amount, if any, on such day.

(c)

Effect of this Amendment.  Except as specifically set forth herein, no other changes or modifications to the Account Purchase Agreement or the other Documents are intended or implied, and, in all other respects, the Account Purchase Agreement and the other Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof.  This Amendment, and the instruments and agreements delivered pursuant hereto and thereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof.  To the extent of any conflict between any term of this Amendment and any term of the Account Purchase Agreement or any other Document, the term of this Amendment shall control.  Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by WFBC of any other provision of the Account Purchase Agreement or the Documents.

(d)

Further Assurances.  Customer shall execute and deliver such additional documents and take such additional action as may be reasonably requested by WFBC to effectuate the provisions and purposes of this Amendment.

(e)	Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
(f)

Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Colorado (without giving effect to principles of conflict of laws).

(g)

Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

Each of the parties has signed this Amendment as of the day and year first above written.

ACCOUNTABILITIES, INC. By: /s/ Michael Golde Name: Michael Golde Its: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Scott Doyle Name: Scott Doyle Title: Authorized Signatory